                                                            REGISTRATION NO. 33-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              HANOVER DIRECT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                        DELAWARE                                                 13-0853260
            (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                             1500 HARBOR BOULEVARD
                          WEEHAWKEN, NEW JERSEY 07087
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                            ------------------------

                               THE HANOVER DIRECT
                          SAVINGS AND RETIREMENT PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                               EDWARD J. O'BRIEN
                 SENIOR VICE PRESIDENT, TREASURER AND SECRETARY
                              HANOVER DIRECT, INC.
                             1500 HARBOR BOULEVARD
                          WEEHAWKEN, NEW JERSEY 07087
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (201) 863-7300
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
                                           AMOUNT TO BE      OFFERING PRICE         OFFERING        REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)       PER SHARE(2)          PRICE(2)            FEE

Common Stock, par value
  $.66 2/3 per share...................   150,000 shares         $1.375             $206,250           $72.00

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(2) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on May 13, 1996 as reported in the consolidated reporting system.

                            ---------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

________________________________________________________________________________

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, descriptions, amendments and reports filed with the Securities and Exchange Commission (the 'Commission') by Hanover Direct, Inc. (the 'Company') are incorporated by reference into this Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995;

          (b) The Company's Savings & Retirement Plan (the 'Plan') Annual Report on Form 11- K for the fiscal years ended December 31, 1992, 1993 and 1994, filed pursuant to Section 15(d) of the Exchange Act; and

          (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), since December 30, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant hereto have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.66 2/3 per share (the 'Common Stock'), 12,270,503 shares of Class B Common Stock, par value $.01 per share (the 'Class B Common Stock'), 40,000 shares of Class B 8% Cumulative Preferred Stock, par value $.01 and stated value $1,000 per share (the 'Class B Preferred'), 861,900 shares of 7.5% Cumulative Convertible Preferred Stock, par value $.01 and stated value $20 per share (the '7.5% Preferred'), 234,900 shares of 6% Series A Convertible Additional Preferred Stock, par value $.01 and stated value $10 per share (the 'Series A Preferred Stock'), 634,900 shares of Series B Convertible Additional Preferred Stock, par value $.01 and stated value $10 per share (the 'Series B Preferred Stock'), and 5,000,000 shares of Additional Preferred Stock, par value $.01 per share (the 'Additional Preferred'). As of May 10, 1996, there were 93,590,646 shares of Common Stock, 78,300 shares of Series A Preferred Stock and 634,900 shares of Series B Preferred Stock outstanding.

COMMON STOCK

     General. There are no redemption or sinking fund provisions applicable to the shares of Common Stock and such shares are not entitled to any preemptive rights.

     Voting. Each holder of Common Stock is entitled to one vote for each share registered in the holder's name on the books of the Company. Since none of the shares of Common Stock have cumulative voting rights, the holders of more than 50% of the shares can elect all the Directors of the Company in each class of Directors, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Directors.

     Dividends. Subject to the prior rights of holders of any then issued and outstanding preferred stock, the holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company from the assets of the Company which are legally available therefor. The Company is restricted from paying dividends on its Common Stock by certain debt covenants contained in agreements to which the Company is a party.

     Liquidation. Upon the liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive, pro rata, after the prior rights of creditors and holders of any preferred stock have been satisfied, all the remaining assets of the Company available for distribution.

     Transfer Agent and Registrar. American Stock Transfer & Trust Company is the Transfer Agent and Registrar for the Common Stock.

ADDITIONAL PREFERRED

     Additional Preferred may be issued at such times, to such persons and for such consideration as the Board of Directors may determine to be in the Company's best interest without (except as otherwise required by law) further authority from the shareholders. Such shares of authorized and unissued Additional Preferred may be issued with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of such rights, as the Company's Board of Directors may authorize, including but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series; (iii) the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the Company or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible.

SERIES A PREFERRED STOCK

     Dividends. The holders of record of shares of Series A Preferred Stock are entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors of the Company out of funds legally available therefor, at a rate of 6% of the stated value per annum. Dividends on the Series A Preferred Stock commenced to accrue on September 30, 1993.

     Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holder of each share of the then outstanding Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to the then stated value of each share of Series A Preferred Stock, before any payments or distributions are made to, or set aside for, any other equity security of the Company other than any other series of preferred stock. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets of the Company shall be distributed pro rata to the holders of shares of preferred stock after the holders of the Class B Preferred and the 7.5% Preferred have been paid in full. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Company.

     Conversion. On September 30, 1994, each holder of the Series A Preferred Stock automatically, without any action on the part of such holder, had one-third of each such holder's holdings of Series A Preferred Stock converted into a number of shares of Common Stock of the Company determined by dividing the then stated value of the shares by the Conversion Price (as defined) for such date. On September 30, 1995, each holder of the Series A Preferred Stock automatically, without any action on the part of such holder, had one-third of each such holder's holdings of Series A Preferred Stock converted into a number of shares of Common Stock of the Company determined by dividing the then stated value of the shares by the Conversion Price for such date. On September 30, 1996 (the 'Conversion Date'), all shares of the Series A Preferred Stock that remain outstanding (the 'Final Conversion Allotment') shall automatically, without any action being required on the part of the holders thereof, be converted into a number of shares of Common Stock determined by dividing the then stated value of the shares by the Conversion Price. The 'Conversion Price' shall be an amount equal to the average of the per-share closing prices (regular way) for a round lot of the Common Stock on the AMEX (or, if the Common Stock is then not listed for trading on the AMEX, such other exchange or system on which the Common Stock shall from time to time be traded) on each of the five trading days immediately preceding the Conversion Date.

     No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Conversion Price per share of Common Stock.

     Redemption. The Company shall have the right to redeem the Final Conversion Allotment at any time prior to September 20, 1996 at the liquidation value (initial stated value plus accrued but unpaid dividends) of such shares payable in cash.

     Voting Rights. The holders of the Series A Preferred Stock shall not have any voting rights except as may be required by law.

     Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

SERIES B PREFERRED STOCK

     Dividends. The holders of record of shares of Series A Preferred Stock are entitled to receive dividends, when and as declared by the Board of Directors of the Company out of funds legally available therefor, at a rate of 5% of the stated value per annum from February 15, 1995 through February 15, 1998 provided, however, that Aegis Safety Holdings, Inc. shall have achieved at least One Million Dollars ($1,000,000) of earnings (as computed in accordance with generally accepted accounting principles consistently applied) ('EBIT') during the fiscal year (or portion thereof) in question for which the dividend computation is being made, and 7% of the stated value per annum from February 16, 1998 through February 15, 2000 regardless of the EBIT of Aegis Safety Holdings, Inc., each payable in cash in arrears.

     Liquidation Preference. In the event of any distribution of assets upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holder of each share of the then outstanding Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to the then stated value of each share of Series B Preferred Stock, before any payments or distributions are made to, or set aside for, any other equity security of the Company other than the holders of the 7.5% Preferred, the Class B Preferred, the Series A Preferred and then, pro rata, to the holders of shares of any other series of Additional Preferred Stock. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Company.

     Conversion. Each holder of the Series B Preferred shall be entitled at any time and from time to time to convert any or all of his outstanding shares of Series B Preferred into such number of shares of Common Stock determined by dividing the then stated value of the shares by the Conversion Price. The 'Conversion Price' shall be $6.66 (subject to adjustment upon the occurrence of a stock split or other subdivision or a combination of outstanding shares of Common Stock, or the reclassification of the Company's capital stock or any other similar event with respect to the Company's Common Stock) ('Adjustment Events').

     At any time subsequent to the date upon which the per-share closing price (regular way) for a round lot of the Common Stock on the American Stock Exchange (or such other exchange or system on which the Common Stock shall from time to time be traded) has been greater than $6.66 for 20 trading days in a 30 consecutive trading day period, the Company has the right to require the conversion of all of the outstanding shares of Series B Preferred at the Conversion Price. The Conversion Price will be adjusted upon the occurrence of an Adjustment Event. The Company will provide the holders of the Series B Preferred shares which are to be converted with at least 30 days written notice of the date upon which conversion of the Series B Preferred is required.

     Redemption. The Company shall redeem all of the outstanding shares of the Series B Preferred on February 15, 2000 in cash or in Common Stock at the option of the Company in either case together with any accrued but unpaid dividends through February 15, 2000. If the shares of Series B Preferred to be redeemed are to be paid in cash, the redemption price per share shall be equal to the Conversion Price on February 15, 2000. If the shares of Series B Preferred to be redeemed are to be paid in Common Stock, the number of shares of Common Stock to be paid upon redemption of each share of Series B Preferred (the 'Redemption Shares') shall be determined by dividing the stated value of the shares by the Conversion Price on February 15, 2000. In addition, if the shares of Series B Preferred to be redeemed are to be paid in Common Stock and if the per-share closing price (regular way) on the American Stock Exchange for a round lot of the Common Stock on February 15, 2000 (the 'Redemption Date Closing Price') is less than 95% of the Conversion Price on February 15, 2000, each holder of Series B Preferred shall be entitled to receive on February 15, 2000 such additional shares of Common Stock determined by multiplying (x) the difference between 95% of the Conversion Price on February 15, 2000 and the Redemption Date Closing Price and (y) the aggregate number of Redemption Shares to which such holder is entitled, and dividing the product thereof by the Redemption Date Closing Price. No fractional shares shall be issued, but a cash payment in an amount equal to the value of such fractional share shall be made in lieu thereof.

     Voting Rights. Each share of the Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock that such share of Series B Preferred is convertible into based on the then existing Conversion Price. Except as provided by law, the holders of the Series B Preferred shall vote together with the holders of the Common Stock (and any other class or series which may be similarly entitled to vote with the shares of Common Stock) as one class on all matters submitted to a vote of stockholders of the Company.

     Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The  Company  is incorporated  under  the laws  of  the State  of Delaware.
Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the Company to indemnify any such person.

     Article SEVENTH of the Certificate of Incorporation of the Company (referred to therein as the 'Corporation') provides, in pertinent part, as follows:

          Indemnification. Except as prohibited by Section 145 of the Delaware General Corporation Law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an 'action'); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Corporation other than in a suit for indemnification as provided hereunder. Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, 'expense' shall include, among other things, fees and expenses of counsel selected by such person, and 'liability' shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

          Insurance; Other Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article Seventh. The Corporation may make other financial arrangements, which may include, among other things, a trust fund, program of self-insurance, grant of a security interest or other lien on any assets of the Corporation, or establishment of a letter of credit, guaranty or surety, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of the stockholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were designated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption of this Article Seventh, whether arising from actions or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any actions or omissions occurring prior to the adoption of any such amendment or repeal.

     Article IV of the By-Laws of the Company also contains the same provisions relating to the indemnification of directors and officers which are set forth in Article SEVENTH of the Certificate of Incorporation of the Company.

     The Company has insurance to indemnify its directors and officers against liabilities incurred as a result of serving in such capacity and has indemnification agreements with each of its directors. In addition, the Company is a party to a Shareholders' Agreement, dated October 25, 1991, with NAR Group Limited, which provides for indemnification, to the fullest extent permitted by law, of NAR's designees to the Board of Directors against, among other things, all liabilities and claims arising out of their service in any capacity for or on behalf of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

  5.  -- Copy of the Internal Revenue  Service determination letter that the Plan  is qualified under Section 401  of the Internal Revenue Code.
 23.  -- Consents of experts and counsel.
             (i) Consent of Arthur Andersen LLP.
 24.  -- Powers of Attorney.
             Included on page 8 of this Registration Statement.
 99.  -- Additional Exhibits.
             The  Hanover Direct  Savings and  Retirement Plan  (incorporated by  reference to  Exhibit 10.22  to the
             Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994).

ITEM 9. UNDERTAKINGS

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13 or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on May 14, 1996.

                                          HANOVER DIRECT, INC.

                                          By:         /s/ RAKESH K. KAUL
                                             ...................................
                                                      RAKESH K. KAUL,
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rakesh K. Kaul, Wayne P. Garten and Edward
J.   O'Brien,  and   each  of  them,   with  full  power   of  substitution  and
resubstitution, as attorneys or attorney to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with the Securities and Exchange Commission the same, with all exhibits thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and confirming all that said attorneys, and any of them and any such substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on May 14, 1996.

                   NAME                                             TITLE
- ------------------------------------------  ------------------------------------------------------
            /s/ ALAN G. QUASHA              Chairman of the Board and Director
 .........................................
             (ALAN G. QUASHA)

            /s/ RAKESH K. KAUL              Director, President and Chief Executive Officer
 .........................................    (principal executive officer)
             (RAKESH K. KAUL)

           /s/ WAYNE P. GARTEN              Executive Vice President (principal financial officer)
 .........................................
            (WAYNE P. GARTEN)

            /s/ RALPH DESTINO               Director
 .........................................
             (RALPH DESTINO)

                                            Director
 .........................................
            (J. DAVID HAKMAN)

                                            Director
 .........................................
              (S. LEE KLING)

                   NAME                                             TITLE
- ------------------------------------------  ------------------------------------------------------
                                            Director
 .........................................
        (THEODORE H. KRUTTSCHNITT)

         /s/ ELIZABETH VALK LONG            Director
 .........................................
          (ELIZABETH VALK LONG)

                                            Director
 .........................................
           (EDMUND R. MANWELL)

           /s/ GERALDINE STUTZ              Director
 .........................................
            (GERALDINE STUTZ)

           /s/ JEFFREY LAIKIND              Director
 .........................................
            (JEFFREY LAIKIND)

           /s/ ROBERT F. WRIGHT             Director
 .........................................
            (ROBERT F. WRIGHT)

     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on May 14, 1996.

                                          THE HANOVER DIRECT SAVINGS
                                            AND RETIREMENT PLAN

                                          By:        /s/ EDWARD J. O'BRIEN
                                             ...................................
                                            Name: Edward J. O'Brien
                                            Title:  Trustee

                                 EXHIBIT INDEX

                                                                                                          SEQUENTIALLY
 EXHIBIT                                                                                                    NUMBERED
 NUMBER                                                                                                       PAGE
- -------------------------------------------------------------------------------------------------------   ------------

    5.  -- Copy of the Internal Revenue Service determination letter that the Plan is qualified under
           Section 401 of the Internal Revenue Code....................................................
   23.  -- Consents of experts and counsel.
               (i) Consent of Arthur Andersen LLP......................................................
   24.  -- Powers of Attorney.
               Included on page 8 of this Registration Statement.......................................
   99.  -- Additional Exhibits.
               The Hanover Direct Savings and Retirement Plan (incorporated by reference to Exhibit
               10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended January 1,
               1994)...................................................................................